Exhibit 6(a)

                             STATE OF NEW HAMPSHIRE

Filing fee: $35.00                                                 Form No. 16-A
Use black print or type.                                         RSA 293-A:10.07
Leave 1" margins both sides.

                                                                   FILED

                                                               FEB - 5 1998
                                                           EFFECTIVE MAY 1, 1998
                                                            WILLIAM M. GARDNER
                                                               NEW HAMPSHIRE
                                                            SECRETARY OF STATE

                                    RESTATED
                            ARTICLES OF INCORPORATION
                        INCLUDING DESIGNATED AMENDMENT(S)

PURSUANT TO THE PROVISIONS OF THE NEW HAMPSHIRE BUSINESS CORPORATION ACT, THE UNDERSIGNED CORPORATION, PURSUANT TO A RESOLUTION DULY ADOPTED BY ITS BOARD OF DIRECTORS, HEREBY ADOPTS THE FOLLOWING RESTATED ARTICLES OF INCORPORATION, INCLUDING DESIGNATED AMENDMENT(S):

Name of corporation as presently recorded:
                                           -------------------------------------
      Chubb Life Insurance Company of America
--------------------------------------------------------------------------------

             (Here insert the Restated Articles of Incorporation, as
                  amended including the Designated Amendments.)

                   [Attach additional sheet(s) for more space.
                  Insert corporate name at top of each page.]

RESTATED ARTICLES OF INCORPORATION                                 Form No. 16-A
INCLUDING DESIGNATED AMENDMENT(S)                                        (Cont.)
OF Chubb Life Insurance Company of America
   ---------------------------------------

If the amendment(s) provides for an exchange, reclassification, or cancellation of issued shares, provision for implementing the amendment if not contained in the amendment(s);

N.A.

Except for the Designated Amendment(s) to Article(s) (Note 1)
                                                              ------------------
      Article 1
--------------------------------------------------------------------------------
the Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as previously amended, and the Restated Articles of Incorporation together with the Amendment(s) designated herein supersede the original Articles of Incorporation and all amendments to the Articles.

      FIRST:  (Check one)
              The restated articles contain amendment(s) adopted by the board of ----- directors and did not require shareholder approval.

          x   The restated articles contain amendment(s) which required
        ----- shareholder approval.

      SECOND: The amendment(s) were adopted on (date) November 19, 1997
                                                      -----------------

      THIRD: The amendment(s) were approved by the shareholders. (Note 2)

                                                               Number of votes
   Designation                               Number of          indisputably
(class or series)         Number of        votes entitled      represented at
 of voting group     shares outstanding      to be cast          the meeting
 ---------------     ------------------      ----------          -----------

Common                     600,000            600,000              600,000

   Designation                                                Total number of
(class or series)     Total number of votes cast:    OR          undisputed
 of voting group           FOR        AGAINST        --        votes cast FOR
 ---------------           ---        -------                  --------------

Common                   600,000        -0-                        600,000

RESTATED ARTICLES OF INCORPORATION                                 Form No. 16-A
INCLUDING DESIGNATED AMENDMENT(S)                                        (Cont.)
OF Chubb Life Insurance Company of America
   ---------------------------------------

      FOURTH: The number cast for the amendment(s) by each voting group was sufficient for approval.

Dated December 17 , 1997
      -----------     --

                                Chubb Life Insurance Company of America (Note 3)
                                ---------------------------------------

                                By /s/ Charles C. Cornelio              (Note 4)
                                   -----------------------------------
                                Signature of its Executive Vice President
                                                 ------------------------

                                Charles C. Cornelio
                                --------------------------------------
                                Print or type name

                           APPROVED BY:

                           /s/ Charles N. Blossom
                           -------------------------------------------
                           Charles N. Blossom
                           Insurance Commissioner
                           State of New Hampshire Insurance Department
                           This 17th Day of December, 1997.

Notes: 1.  Here insert Restated Article NUMBER(S) which are being amended at this time.

       2. All sections under "THIRD" must be completed. If any voting group is entitled to vote separately, give respective information for each voting group. (See RSA 293-A:1.40 for definition of voting group.)

       3. Exact corporate name of corporation adopting the restated articles of incorporation.

       4. Signature and title of person signing for the corporation. Must be signed by the chairman of the board of directors, president or another officer; or see RSA 293-A:1.20(f) for alternative signatures.

Mail fee and ORIGINAL and ONE EXACT OR CONFORMED COPY to: Secretary of State, State House, Room 204, 107 North Main Street, Concord, NH 03301-4989


                                   page 3 of 3
                                                                            6/95

                          AMENDED AND RESTATED CHARTER

                   JEFFERSON PILOT FINANCIAL INSURANCE COMPANY
                              effective May 1,1998
                                    formerly
                     CHUBB LIFE INSURANCE COMPANY OF AMERICA

1. Name. The name of the Corporation shall be Jefferson Pilot Financial Insurance Company, effective May 1, 1998.

2. Principal Purpose. The principal purpose or purposes for which this corporation is established are to insure persons against loss of life, illness, or personal injury resulting from any cause, to make contracts for endowments, to grant and purchase annuities, to insure persons and corporations against loss on account of liability to others for personal injuries, fatal or otherwise, to issue and become surety upon official, indemnity and other bonds, and in general to conduct the business of life, health, casualty, liability and indemnity insurance, in any or all its branches, to invest its funds in real estate, personal property and securities, subject to such limitations as may be provided by law, and to manage, convey, mortgage, and pledge the same or any part thereof as required in the transaction of its business, and to purchase, take, receive, lease, or otherwise acquire, own, hold, improve, use and otherwise deal in and with, real and personal property, wherever situated; and the corporation may engage in any other business for which a corporation may now or hereafter be organized under and may exercise all general powers conferred by applicable law.

3. Shares. The aggregate number of shares which the corporation shall have authority to issue is Six Hundred Thousand (600,000) shares of stock, of five dollar ($5.00) par value, all of the same class.

4. Amendment. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Charter, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

5. Directors Liability. A director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, or both, except with respect to (a) any breach of the director's or officer's duty of loyalty to the corporation or its stockholders, (b) acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law, (c) actions for which a director may be liable under RSA 293-A:8.33, and (d) any transaction from which the director, officer or both derived an improper personal benefit.

6. Indemnification. The corporation shall have the power to indemnify its directors to the fullest extent permitted by law.

7. Re-Domestication. This Amended and Restated Charter is meant to be the Amended and Restated Charter of the same company incorporated in the State of Tennessee on October 9,1903, under the name "Volunteer State Life Insurance Company," as re-domesticated to the State of New Hampshire, with all of the corporate incidents continuing, including, but not limited to, assets, liabilities and other obligations, licenses, contracts, rates, policy forms and agent appointments.